                                                                    EXHIBIT 3.53



                          CERTIFICATE OF INCORPORATION
                                       OF
                              CENCORP PURCHASE CO.

                                 ARTICLE 1. NAME

      The name of this corporation is Cencorp Purchase Co.

                     ARTICLE 2. REGISTERED OFFICE AND AGENT

      The address of the initial registered office of this corporation is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, State of Delaware 19801, and the name of its initial registered agent at such address is The Corporation Trust Company.

                               ARTICLE 3. PURPOSES

      The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                ARTICLE 4. SHARES

      The total authorized stock of the corporation shall consist of 1,000 shares of common stock having a par value of $.001 per share.

                             ARTICLE 5. INCORPORATOR

      The name and mailing address of the incorporator are as follows:

                               Lisa Strauch Eggers
                          1201 Third Avenue, 40th Floor
                             Seattle, WA 98101-3099

                              ARTICLE 6. DIRECTORS

      The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware. The names and mailing addresses of the persons who are to serve as Directors until the first annual meeting of stockholders or until their successors are elected and qualify are:

            J. J. Cich              10800 N.E. 8th Street, Ste. 600
                                    Bellevue, WA   98004

            R. W. Cremin            10800 N.E. 8th Street, Ste. 600
                                    Bellevue, WA   98004

            R. D. George            10800 N.E. 8th Street, Ste. 600
                                    Bellevue, WA   98004

                                ARTICLE 7. BYLAWS

      The Board of Directors shall have the power to adopt, amend or repeal the Bylaws for this corporation, subject to the power of the stockholders to amend or repeal such Bylaws. The stockholders shall also have the power to adopt, amend or repeal the Bylaws for this corporation.

                        ARTICLE 8. ELECTION OF DIRECTORS

      Written ballots are not required in the election of Directors.

                         ARTICLE 9. NO PREEMPTIVE RIGHTS

      Preemptive rights shall not exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

                        ARTICLE 10. NO CUMULATIVE VOTING

      The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.

             ARTICLE 11. AMENDMENTS TO CERTIFICATE OF INCORPORATION

      This corporation reserves the right to amend or repeal any of the provisions contained in this Certificate of Incorporation in any manner now or hereafter permitted by law, and the rights of the stockholders of this corporation are granted subject to this reservation.

                  ARTICLE 12. LIMITATION OF DIRECTOR LIABILITY

      To the full extent that the Delaware General Corporation Law, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of this corporation shall not be liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of this
Article 12 shall not adversely affect any right or protection of a director of this corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

              ARTICLE 13. ACTION BY STOCKHOLDERS WITHOUT A MEETING

      Any action which could be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action taken is signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

      I, Lisa Strauch Eggers, being the incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly I have hereunto set my hand this 15th day of June, 1999.

                                /s/ Lisa Strauch Eggers
                                -------------------------------------
                                Lisa Strauch Eggers, Incorporator

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

      The undersigned, being all of the Directors names in the Certificate of Incorporation of Cencorp Purchase Co., a Delaware corporation, hereby certify as follows:

      1. The following amendment to the corporation's Certificate of Incorporation was duly adopted by the directors named in said certificate in accordance with the provisions of Section 241 of the Delaware General Corporation Law.

      Article 1 is hereby amended in its entirety to read as follows:

            "The name of this corporation is ESL Purchase Co."

      2. The corporation has not received any payment for any of its stock.

DATED: January 27, 2000.

                                /s/ J. J. Cich
                                ----------------------------------------------
                                J. J. Cich, Director

                                /s/ R. W. Cremin
                                ----------------------------------------------
                                R. W. Cremin, Director

                                /s/ Robert D. George
                                ----------------------------------------------
                                R. D. George, Director

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

      ESL Purchase Co., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that:

      1. A resolution setting forth the following amendment to the corporation's Certificate of Incorporation and declaring the advisability of such amendment was duly adopted by the corporation's Board of Directors by the unanimous written consent of its members, filed with the minutes of the Board, in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware:

      Article 1 of the Certificate of Incorporation of this corporation is hereby amended in its entirety to read as follows:

            "The name of this corporation is Surftech Finishes Co."

      2. In lieu of a meeting of the stockholders, unanimous written consent has been given for the adoption of said amendment in accordance with the applicable provisions of Section 228 and Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, ESL Purchase Co. has caused this Certificate to be signed by its duly authorized officer this 21st day of April, 2000.

                                ESL PURCHASE CO.


                                By /s/ James J. Cich
                                   ----------------------------------------
                                   James J. Cich, Vice-President